UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 13, 2011

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2011, the Compensation Committee of Fusion-io, Inc. approved changes to base salaries for the Company’s named executive officers effective September 1, 2011, as follows:

	FY 2012	FY 2011
David A. Flynn	$360,000	$240,000
Dennis P. Wolf	$270,000	$220,000
James L. Dawson	$255,000	$225,000
Lance L. Smith	$300,000	$220,000
Rick C. White	$240,000	$220,000

Also on September 13, 2011, the Compensation Committee approved targets for short-term incentive award opportunities, which awards will be based on performance for the fiscal year ended June 30, 2012. These targets will be based on the following percentages of the respective officer’s base salary:

	FY 2012 Target	FY 2011 Target
David A. Flynn	100%	67%
Dennis P. Wolf	70%	50%
James L. Dawson	80%	78%
Lance L. Smith	70%	50%
Rick C. White	50%	50%

Incentive compensation for the Company’s named executive officers has been established pursuant and subject to the terms of the Company’s Executive Incentive Compensation Plan, a copy of which was filed as an exhibit to the Company’s Registration Statement on Form S-1, as amended, filed on May 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Chief Legal Officer and Executive Vice President

Dated: September 16, 2011